Morgan Stanley Emerging Markets Debt Fund, Inc.
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Odebrecht Offshore Drilling
6.625% due 10/1/2022
Purchase/Trade Date:	 2/20/2014
Offering Price of Shares: $99.996
Total Amount of Offering: $580,000,000
Amount Purchased by Fund: $660,000
Percentage of Offering Purchased by Fund: 0.114
Percentage of Fund's Total Assets: 0.26
Brokers: Santander, HSBC, BNP Paribas, Bradesco BBI,
Itau BBA, Morgan Stanley, Credit Agricole Securities,
Mitsubishi UFJ Securities
Purchased from: BNP Paribas Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Alfa SAB De CV 5.250% due
3/25/2024
Purchase/Trade Date:	  3/20/2014
Offering Price of Shares: $99.777
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $960,000
Percentage of Offering Purchased by Fund: 0.192
Percentage of Fund's Total Assets: 0.37
Brokers:  Credit Suisse, Goldman, Sachs &Co., Morgan
Stanley, JP Morgan
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Alfa SAB De CV 6.875% due
3/25/2044
Purchase/Trade Date:	  3/20/2014
Offering Price of Shares: $99.497
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $2,010,000
Percentage of Offering Purchased by Fund: 0.402
Percentage of Fund's Total Assets: 0.78
Brokers:  Credit Suisse, Goldman, Sachs &Co., Morgan
Stanley, JP Morgan
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 YPF Sociedad Anonima 8.750%
due 4/4/2024
Purchase/Trade Date:	 4/1/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $2,160,000
Percentage of Offering Purchased by Fund: 0.216
Percentage of Fund's Total Assets: 0.82
Brokers: HSBC, Itau BBA, Morgan Stanley
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 BRF - Brasil Foods S.A. 4.750%
due 5/22/2024
Purchase/Trade Date:	 5/15/2014
Offering Price of Shares: $98.422
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $1,850,000
Percentage of Offering Purchased by Fund: 0.247
Percentage of Fund's Total Assets: 0.68
Brokers: BB Securities, BTG Pactual, Itau BBA, Morgan
Stanley, Santander
Purchased from:  Banco Santander
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Baidu Inc. 2.750% due 6/9/2019
Purchase/Trade Date:	  6/4/2014
Offering Price of Shares: $99.320
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $770,000
Percentage of Offering Purchased by Fund: 0.077
Percentage of Fund's Total Assets: 0.29
Brokers: Goldman Sachs (Asia) LLC, JP Morgan,
Morgan Stanley, Bank of China, Deutsche Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.